UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 21, 2021

MEDIACO HOLDING INC.

(Exact name of registrant as specified in its

charter)

Indiana	001-39029	84-2427771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices and Zip Code)

(317) 266-0100

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2021, MediaCo Holding Inc. (the “Company”) announced the appointment, effective July 1, 2021, of Rahsan-Rahsan Lindsay as the Company’s Chief Executive Officer.

Mr. Lindsay, 49, previously served as Executive Vice President at Urban One, Inc., where had worked in various capacities since 2011. During that time he oversaw advertising sales, integrated marketing, and sales operations for TV One and sister network CLEO TV, which he helped launch in 2019. In 2020, he took over the role as head of iOne Digital ad sales and One Solution, Urban One’s cross-platform marketing group, as well as One X Studios, the branded content production arm of Urban One. Prior to joining TV One in 2011, Mr. Lindsay spent nearly eight years in Ad Sales for Viacom Media Networks, focused on new business development for MTV, Comedy Central, Spike, CMT, and TV Land. Mr. Lindsay also served as VP of Ad Sales for MTV2, mtvU, and Palladia.

Pursuant to the terms of the offer letter agreement with Mr. Lindsay, which are to be memorialized in a formal employment agreement, Mr. Lindsay will receive an annual base salary of $550,000 and a grant of the shares of the Company’s Class A common stock valued at $700,000, which shall vest over the two-year period following the date of grant. Mr. Lindsay will also be eligible to earn a discretionary annual bonus, subject to approval of the Company’s Board of Directors and Compensation Committee, with a target amount of 60% of annual base salary. Mr. Lindsay will also be eligible for a severance payment equal to six months of annual base salary should he be terminated other than for cause or should he terminate his employment for good reason, both as defined in the employment agreement. He will also receive customary benefits.

Mr. Lindsay is also expected to be elected to the Company’s Board of Directors on or around July 1, 2021.

The employment agreement referenced above shall be filed when finalized as an exhibit to a report of the Company under the Securities Exchange Act of 1934, as amended.

On June 9, 2021, Bradford A. Tobin, the Company’s Chief Operating Officer, was also named President of the Company.

On June 11, 2021, the Company issued a press release announcing the appointments of Mr. Lindsay and Mr. Tobin. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description
99.1	Press release, dated June 11, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIACO HOLDING INC.
Date: June 11, 2021
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary